UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 18, 2015

LEGACYTEXAS FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34737	27-2176993
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
5851 Legacy Circle, Plano, Texas		75024
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 578-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

LegacyTexas Financial Group, Inc. (the “Registrant”) held its annual meeting of shareholders on May 18, 2015. Holders of record of the Registrant's common stock at the close of business on March 27, 2015, were entitled to vote on three proposals at the annual meeting. The final voting results of each proposal are set forth below.
Proposal 1 - Election of Directors
The election of Kevin J. Hanigan and Anthony J. LeVecchio as directors of the Registrant for a term to expire in the year 2018

	Kevin J. Hanigan	Anthony J. LeVecchio
For	35,791,527	35,556,694
Withheld	419,715	654,548
Broker Non-Votes	7,785,766	7,785,766

Proposal 2 - Shareholder Advisory Vote as to the Compensation of the Registrant's Executives
Non-binding advisory vote on executive compensation

For	34,827,007
Against	1,217,449
Abstain	166,785
Broker Non-Votes	7,785,767

Proposal 3 - Ratification of Independent Registered Public Accounting Firm
Ratification of the appointment of Ernst & Young LLP as the Registrant's independent registered public accounting firm for the fiscal year ending December 31, 2015

For	43,815,148
Against	107,370
Abstain	74,490

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACYTEXAS FINANCIAL GROUP, INC.

Date:	May 20, 2015	By:	/s/ J. Mays Davenport
J. Mays Davenport, Executive Vice President and Chief Financial Officer